                                                                    EXHIBIT 99.7





I, Edward W. Wilhelm, certify that the Form 10-K dated January 26, 2003, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.





Date: April 10, 2003


/s/ EDWARD W. WILHELM
----------------------------
Edward W. Wilhelm
Senior Vice President and Chief Financial Officer
Borders Group, Inc.



A signed original of this written statement required by Section 906 has been provided to Borders Group, Inc. and will be retained by Borders Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.